 EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-162963) on Form S-8 of Universal Detection Technology of our report dated April 15, 2010 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K/A of Universal Detection Technology for the year ended December 31, 2009.

/s/ Kabani and Company

Kabani & Company, Inc.
Los Angeles, California

November 15, 2010